Exhibit 5 and Exhibit 23.1

101 South Queen Street
Martinsburg, West Virginia 25401

7000 Hampton Center
Morgantown, West Virginia 26505

511 7th Street
Moundsville, West Virginia 26041

501 Avery Street
Parkersburg, West Virginia 26101
600 Quarrier Street Charleston, West Virginia 25301 Post Office Box 1386 Charleston, West Virginia 25325-1386 (304) 347-1100 www.bowlesrice.com	6000 Town Center Boulevard, Suite 210 Canonsburg, Pennsylvania 15317 333 West Vine Street, Suite 1700 Lexington, Kentucky 40507 480 West Jubal Early Drive, Suite 130 Winchester, Virginia 22601

September 25, 2014

Summit Financial Group, Inc. 300 North Main Street Moorefield, West Virginia 26836
Re:           Form S-8 Registration Statement

 Ladies and Gentlemen:

                       This opinion is rendered in connection with the Form S-8 Registration Statement (the “Registration Statement”) filed by Summit Financial Group, Inc. (the “Registrant”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 30,000 shares of common stock of Registrant, $2.50 par value (“Common Stock”) issuable in connection with Registrant’s 1998 Officer Stock Option Plan (the “Plan”), all as set forth in the Registration Statement.

                       We are of the opinion that if all the conditions set forth in the Plan are satisfied, the Common Stock, when issued in connection with the Plan in accordance with the terms set forth therein will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights of any shareholder of Registrant.

                       We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein.

                                                             Very truly yours,

                                                            /s/ Bowles Rice LLP

                                                            Bowles Rice LLP